                                                                     EXHIBIT 4.1

           ----------------------------------------------------------

                         AMERICAN FINANCIAL GROUP, INC.,

                                     ISSUER,

                         AMERICAN FINANCIAL CORPORATION,

                                    GUARANTOR

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,

                                     TRUSTEE

                        Senior Convertible Notes due 2033

           ----------------------------------------------------------

                                    INDENTURE

                            Dated as of June 2, 2003

           ----------------------------------------------------------

                             CROSS REFERENCE TABLE*

TIA Section................................................         Indenture Section
310(a)(1)..................................................               7.10
   (a)(2)..................................................               7.10
   (a)(3)..................................................               N.A.
   (a)(4)..................................................               N.A.
   (b).....................................................             7.8; 7.10
   (c).....................................................               N.A.
311(a).....................................................               7.11
   (b).....................................................               7.11
   (c).....................................................               N.A.
312(a).....................................................                2.5
   (b).....................................................               16.3
   (c).....................................................               16.3
313(a).....................................................                7.6
   (b)(1)..................................................               N.A.
   (b)(2)..................................................                7.6
   (c).....................................................               16.2
   (d).....................................................                7.6
314(a).....................................................          4.2; 4.3; 16.2
   (b).....................................................               N.A.
   (c)(1)..................................................               16.4
   (c)(2)..................................................               16.4
   (c)(3)..................................................               N.A.
   (d).....................................................               N.A.
   (e).....................................................               16.5
   (f).....................................................               N.A.
315(a).....................................................                7.1
   (b).....................................................             7.5; 16.2
   (c).....................................................                7.1
   (d).....................................................                7.1
   (e).....................................................               6.11
316(a) (last sentence).....................................                2.8
   (a)(1)(A)...............................................                6.5
   (a)(1)(B)...............................................                6.4
   (a)(2)..................................................               N.A.
   (b).....................................................                6.7
317(a)(1)..................................................                6.8
   (a)(2)..................................................                6.9
   (b).....................................................                2.4
318(a).....................................................               16.1

                           N.A. means Not Applicable.
-------------------

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS*

                                                                                                            Page
Article 1.        DEFINITIONS AND INCORPORATION BY REFERENCE..........................................        5

    Section 1.1      Definitions......................................................................        5
    Section 1.2      Other Definitions................................................................       10
    Section 1.3      Incorporation by Reference of the TIA............................................       11
    Section 1.4      Rules of Construction............................................................       12
    Section 1.5      Acts of Holders..................................................................       12

Article 2.        THE SECURITIES......................................................................       13

    Section 2.1      Form and Dating..................................................................       13
    Section 2.2      Execution and Authentication.....................................................       14
    Section 2.3      Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.............       16
    Section 2.4      Paying Agent to Hold Money and Securities in Trust...............................       16
    Section 2.5      Securityholder Lists.............................................................       16
    Section 2.6      Transfer and Exchange............................................................       17
    Section 2.7      Replacement Securities...........................................................       18
    Section 2.8      Outstanding Securities; Determinations of Holders' Action........................       19
    Section 2.9      Temporary Securities.............................................................       20
    Section 2.10     Cancellation.....................................................................       20
    Section 2.11     Persons Deemed Owners............................................................       20
    Section 2.12     Global Securities................................................................       21
    Section 2.13     CUSIP Numbers....................................................................       25

Article 3.        REDEMPTION AND PURCHASES............................................................       25

    Section 3.1      Right to Redeem; Notices to Trustee..............................................       25
    Section 3.2      Selection of Securities to Be Redeemed...........................................       26
    Section 3.3      Notice of Redemption.............................................................       26
    Section 3.4      Effect of Notice of Redemption...................................................       27
    Section 3.5      Deposit of Redemption Price......................................................       27
    Section 3.6      Securities Redeemed in Part......................................................       28
    Section 3.7      Conversion Arrangement on Call for Redemption....................................       28
    Section 3.8      Purchase of Securities at Option of the Holder...................................       28
    Section 3.9      Purchase of Securities at Option of the Holder upon Change in Control............       35
    Section 3.10     Effect of Purchase Notice or Change in Control Purchase Notice...................       38
    Section 3.11     Deposit of Purchase Price or Change in Control Purchase Price....................       39
    Section 3.12     Securities Purchased in Part.....................................................       39
    Section 3.13     Repayment to the Company.........................................................       40

-------------------

* Note: This Table of Content shall not, for any purpose, be deemed to be part of the Indenture.

Article 4.        COVENANTS...........................................................................       40

    Section 4.1      Payment of Securities............................................................       40
    Section 4.2      SEC and Other Reports............................................................       40
    Section 4.3      Compliance Certificate...........................................................       41
    Section 4.4      Further Instruments and Acts.....................................................       41
    Section 4.5      Maintenance of Office or Agency..................................................       41
    Section 4.6      Delivery of Certain Information..................................................       42
    Section 4.7      Covenant to Comply With Securities Laws Upon Purchase of Securities..............       42
    Section 4.8      Waiver of Compliance.............................................................       42

Article 5.        SUCCESSOR CORPORATION...............................................................       42

     Section 5.1      When Company May Merge or Transfer Assets.......................................       42

Article 6.        DEFAULTS AND REMEDIES...............................................................       43

    Section 6.1      Events of Default................................................................       43
    Section 6.2      Acceleration.....................................................................       45
    Section 6.3      Other Remedies...................................................................       45
    Section 6.4      Waiver of Past Defaults..........................................................       46
    Section 6.5      Control by Majority..............................................................       46
    Section 6.6      Limitation on Suits..............................................................       46
    Section 6.7      Rights of Holders to Receive Payment.............................................       47
    Section 6.8      Collection Suit by Trustee.......................................................       47
    Section 6.9      Trustee May File Proofs of Claim.................................................       47
    Section 6.10     Priorities.......................................................................       48
    Section 6.11     Undertaking for Costs............................................................       48
    Section 6.12     Waiver of Stay, Extension or Usury Laws..........................................       48

Article 7.        TRUSTEE.............................................................................       49

    Section 7.1      Duties of Trustee................................................................       49
    Section 7.2      Rights of Trustee................................................................       50
    Section 7.3      Individual Rights of Trustee.....................................................       51
    Section 7.4      Trustee's Disclaimer.............................................................       51
    Section 7.5      Notice of Defaults...............................................................       52
    Section 7.6      Reports by Trustee to Holders....................................................       52
    Section 7.7      Compensation and Indemnity.......................................................       52
    Section 7.8      Replacement of Trustee...........................................................       53
    Section 7.9      Successor Trustee by Merger......................................................       54
    Section 7.10     Eligibility; Disqualification....................................................       54
    Section 7.11     Preferential Collection of Claims Against Company................................       54

Article 8.        DISCHARGE OF INDENTURE..............................................................       54

    Section 8.1     Discharge of Liability on Securities..............................................       54
    Section 8.2     Repayment to the Company..........................................................       54

Article 9.        AMENDMENTS..........................................................................       54

    Section 9.1      Without Consent of Holders.......................................................       55
    Section 9.2      With Consent of Holders..........................................................       55
    Section 9.3      Compliance with TIA..............................................................       56
    Section 9.4      Revocation and Effect of Consents, Waivers and Actions...........................       56
    Section 9.5      Notation on or Exchange of Securities............................................       56
    Section 9.6      Trustee to Sign Supplemental Indentures..........................................       57
    Section 9.7      Effect of Supplemental Indentures................................................       57

Article 10.       GUARANTEE...........................................................................       57

    Section 10.1     Guarantee........................................................................       57
    Section 10.2     No Subrogation...................................................................       58
    Section 10.3     Consideration....................................................................       59

Article 11.       RESERVED............................................................................       59

     Section 11.1     Reserved........................................................................       59

Article 12.       CONVERSION..........................................................................       59

    Section 12.1     Conversion Privilege.............................................................       59
    Section 12.2     Conversion Procedure.............................................................       60
    Section 12.3     Fractional Shares................................................................       61
    Section 12.4     Taxes on Conversion..............................................................       62
    Section 12.5     Company to Provide Stock.........................................................       62
    Section 12.6     Adjustment for Change in Capital Stock...........................................       62
    Section 12.7     Adjustment for Rights Issue......................................................       63
    Section 12.8     Adjustment for Other Distributions...............................................       64
    Section 12.9     When Adjustment May Be Deferred..................................................       67
    Section 12.10    When No Adjustment Required......................................................       67
    Section 12.11    Notice of Adjustment.............................................................       67
    Section 12.12    Voluntary Increase...............................................................       67
    Section 12.13    Notice of Certain Transactions...................................................       68
    Section 12.14    Reorganization of Company; Special Distributions.................................       68
    Section 12.15    Company Determination Final......................................................       69
    Section 12.16    Trustee's Adjustment Disclaimer..................................................       69
    Section 12.17    Simultaneous Adjustments.........................................................       69
    Section 12.18    Successive Adjustments...........................................................       69
    Section 12.19    Rights Issued in Respect of Common Stock Issued Upon Conversion..................       69

Article 13.       PAYMENT OF INTEREST.................................................................       70

    Section 13.1     Interest Payments................................................................       70
    Section 13.2     Defaulted Interest...............................................................       70
    Section 13.3     Interest Rights Preserved........................................................       71

Article 14.       CONTINGENT CASH INTEREST............................................................       71

    Section 14.1     Contingent Cash Interest.........................................................       71
    Section 14.2     Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved...       72
    Section 14.3     Bid Solicitation Agent...........................................................       72

Article 15.       TAX MATTERS.........................................................................       72

    Section 15.1     Tax Treatment....................................................................       73
    Section 15.2     Comparable Yield and Projected Payment Schedule..................................       73

Article 16.       MISCELLANEOUS.......................................................................       73

    Section 16.1     TIA Controls.....................................................................       74
    Section 16.2     Notices..........................................................................       74
    Section 16.3     Communication by Holders with Other Holders......................................       75
    Section 16.4     Certificate and Opinion as to Conditions Precedent...............................       75
    Section 16.5     Statements Required in Certificate or Opinion....................................       76
    Section 16.6     Separability Clause..............................................................       76
    Section 16.7     Rules by Trustee, Paying Agent, Conversion Agent and Registrar...................       76
    Section 16.8     Calculations.....................................................................       76
    Section 16.9     Legal Holidays...................................................................       76
    Section 16.10    GOVERNING LAW....................................................................       76
    Section 16.11    No Recourse Against Others.......................................................       76
    Section 16.12    Successors.......................................................................       77
    Section 16.13    Multiple Originals...............................................................       77

Annex 1                Projected Payment Schedule

Exhibit A-1            Form of Face of Global Security

Exhibit A-2            Form of Certificated Security

Exhibit B-1            Transfer Certificate

         INDENTURE dated as of June 2, 2003 by and among AMERICAN FINANCIAL GROUP, INC., an Ohio corporation (the "Company"), AMERICAN FINANCIAL CORPORATION, an Ohio corporation (the "Guarantor"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of Senior Convertible Notes due 2033 (collectively, the "Securities" and each, individually, a "Security") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

         For value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee provided for herein. All things necessary to make this Indenture a valid agreement of, and the Guarantee of a valid obligation of, the Guarantor, in accordance with their terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1       Definitions.

         "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such

Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of:

                  (a) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (b) the period (x) commencing on the date next succeeding the first public announcement of (i) the issuance of rights, warrants or options or (ii) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading
Days), or

                  (c) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (i) issuance of rights, warrants or options or (ii) distribution, in each case, for which an adjustment is required by the provisions of Section 12.6, Section 12.7 or
Section 12.8 hereof and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 12.6(a), (b), (d) or (e) hereof applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee of such board.

         "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

         "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

         "Certificated Securities" means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-2.

         "Common Stock" shall mean the shares of Common Stock, no par value per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Company Officers.

         "Contingent Cash Interest" shall mean such cash interest payable, as described in Article 14 hereof.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Corporate Trust Department, 425 Walnut Street, 6th floor, Cincinnati, Ohio, 45202, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Debt" means with respect to the Company or the Guarantor, at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Ex-Dividend Time" means with respect to stockholders of the Company entitled to receive rights, warrants or options or a distribution, the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on NYSE or such other national or regional exchange, market or automated quotation system on which the Common Stock is then listed or quoted.

         "Global Securities" means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.6 hereof, such Securities will be in the form of a 144A Global Security.

         "Guarantor" means American Financial Corporation, an Ohio corporation.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this instrument, as amended or supplemented from time to time in accordance with the terms hereof, including, if applicable, the provisions of the TIA that are deemed to be a part hereof.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

         "NYSE" means the New York Stock Exchange.

         "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, any Co-President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company or the Guarantor, as applicable.

         "Officers' Certificate" means a certificate signed by two Officers of the Company or the Guarantor, as applicable.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the TIA, complies with the requirements of Section 314(e) of the TIA.

         "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security, which shall accrue as set forth in the form of Security.

         "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Principal Amount at Maturity" of a Security means the principal amount at maturity as set forth on the face of the Security.

         "Record Date" means either a Regular Record Date or a Contingent Cash Interest Record Date.

         "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the Securities.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, with direct responsibility for the administration of this Indenture and also means, any other officer to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

         "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

         "Sale Price" of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully-informed buyer, acting on his own accord, would pay to a fully-informed seller, acting on his own accord in an arms-length transaction, for a share of such Capital Stock.

         "SEC" means the United States Securities and Exchange Commission.

         "Security" or "Securities" means any of the Company's Senior Convertible Notes due 2033, as amended or supplemented from time to time, issued under this Indenture.

         "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

         "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

         "Subsidiary" means (a) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (b) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (c) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "Time of Determination" means the time and date of the earlier of (a) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 12.7 or Section 12.8 hereof applies and (b) the Ex-Dividend Time.

         "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         Section 1.2       Other Definitions.

                                                                           Defined in
Term                                                                         Section
----                                                                       ----------
"Applicable Five Trading Day Period" ..................................     14.1
"Act" .................................................................      1.5(a)
"beneficial owner" ....................................................      3.9(a)
"Bid Solicitation Agent" ..............................................      2.3
"cash" ................................................................      3.8(b)
"Change in Control" ...................................................      3.9(a)
"Change in Control Purchase Date" .....................................      3.9(a)
"Change in Control Purchase Notice" ...................................      3.9(c)
"Change in Control Purchase Price" ....................................      3.9(a)
"Common Stock Record Date" ............................................     14.1
"Company Notice" ......................................................      3.8(e)
"Company Notice Date" .................................................      3.8(c)
"Contingent Cash Interest Payment Date" ...............................     14.2
"Contingent Cash Interest Record Date" ................................     14.2
"Continuing Directors" ................................................      3.9(a)
"Conversion Agent" ....................................................      2.3
"Conversion Date" .....................................................     12.2
"Conversion Rate" .....................................................     12.1
"Defaulted Interest" ..................................................     13.2
"Depositary" ..........................................................      2.1(a)
"DTC" .................................................................      2.1(a)

"Event of Default" ....................................................      6.1
"Ex-Dividend Measurement Period" ......................................     12.8
"Exchange Act" ........................................................      3.8(d))
"Extraordinary Cash Dividend" .........................................     12.8
"Guarantee" ...........................................................     10.1
"Legal Holiday" .......................................................     16.9
"Legend" ..............................................................      2.6(f)
"Market Price" ........................................................      3.8(d))
"Notice of Default" ...................................................      6.1
"Paying Agent" ........................................................      2.3
"Protected Purchaser" .................................................      2.7
"Purchase Date" .......................................................      3.8(a)
"Purchase Notice" .....................................................      3.8(a)
"Purchase Price" ......................................................      3.8(a)
"QIBs" ................................................................      2.1(a)
"Registrar" ...........................................................      2.3
"Relevant Cash Dividends" .............................................     12.8
"Relevant Value" ......................................................     14.1
"Rights" ..............................................................    12.19
"Rights Agreement" ....................................................    12.19
"Rule 144A Information" ...............................................      4.6
"Securities Act" ......................................................      3.8(d)
"Security Market Price" ...............................................     14.1
"Semiannual Period" ...................................................     14.1
"Special Record Date" .................................................     13.2
"Tax Original Issue Discount" .........................................     15.2

         Section 1.3 Incorporation by Reference of the TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or, as applicable, the Guarantor.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (a)      a defined term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

         Section 1.5       Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and the Guarantor, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company or the Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor, as the case may be, may, at its option, by or pursuant to a resolution of the Board of Directors of the Company or the Guarantor, as the case may be, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Company nor the Guarantor shall have any obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

                                   ARTICLE 2.
                                 THE SECURITIES

         Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 attached hereto, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided, that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) 144A Global Securities. Securities offered and sold within the United States to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

         Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (iii) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  (e) U.S. Tax Legend. All Securities shall bear the following legend:

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE

YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO ARTICLE 15 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS AND, FOR PURPOSES OF THE REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE REGULATIONS, WITH RESPECT TO THE SECURITIES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 9.265% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS ANNEX 1. YOU MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD, AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY AT (513) 579-2121 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMERICAN FINANCIAL GROUP, INC., ONE EAST FOURTH STREET, CINCINNATI, OHIO 45202.

         Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer of the Company. The signature of the Company Officer on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $538,315,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7 hereof.

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

         Section 2.3 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to Article 14. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5 hereof. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5 hereof.

         The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary may act as Bid Solicitation Agent.

         The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

         Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee in writing of any default by the Company or the Guarantor in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

         Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of

Securityholders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of the Guarantor, shall cause to be furnished to the Trustee at least semiannually on May 18 and November 17 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.6 Transfer and Exchange. Subject to Section 2.12 hereof,

                  (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3 hereof, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

         At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 hereof and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use reasonable efforts to reinstate the Legend.

         The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company, the Guarantor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Guarantor and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of
Article 8 of the Uniform Commercial Code (a "Protected Purchaser"), the Company and the Guarantor shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section
2.10 hereof and delivered to it for cancellation and those described in this
Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

         If a Security is replaced pursuant to Section 2.7 hereof, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest (including Contingent Cash Interest), if any, or cash interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

         If a Security is converted in accordance with Article 12, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest (including Contingent Cash Interest), if any, or cash interest shall cease to accrue on such Security.

         Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company and the Guarantor may execute, and upon receipt a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company and the Guarantor will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company and the Guarantor shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3 hereof, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 12 hereof. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedures.

         Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof and interest (including Contingent Cash Interest), if any, or cash interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

         Section 2.12 Global Securities. Notwithstanding any other provisions of this Indenture or the Securities, (i) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i) hereof, (ii) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and
Section 2.12(a)(i) hereof, and (iii) transfers of a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) hereof and transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with Section 2.6 and Section 2.12(a)(iii) hereof.

                  (a) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that this Section 2.12(a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                  (i) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1 attached hereto;

                           (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

                  (ii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (x)      to register the transfer of such
                                    Certificated Securities; or

                           (y) to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause
                  (1), (2) or (3) of this Section 2.12(a)(ii)(B), are accompanied by the additional information and documents specified in each such clause, as applicable:

                                    (1)      if such Certificated Securities are
                           being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                    (2)      if such Certificated Securities are
                           being transferred to the Company, a certification to that effect; or

                                    (3)      if such Certificated Securities are
                           being transferred pursuant to an exemption from registration (1) a certification to that effect (in the form set forth in Exhibit B-1 and B-2 attached hereto, if applicable) and (2) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iii) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

                  Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1 attached hereto, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

                           (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase; and

then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount at Maturity.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1 attached hereto, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (d)      As used in the preceding two paragraphs of this
Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e)      The provisions of clauses (i), (ii), (iii), (iv) and
(v) of this Section 2.12(e) shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(i) hereof, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days;
         (B) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) or (C) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, to give effect to any conversion, redemption or other disposition of such part or otherwise, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii)    Subject to the provisions of clause (v) of this
         Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company and the Guarantor will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PURCHASES

         Section 3.1 Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. Prior to June 2, 2008, the Company may not redeem the Securities. Beginning on June 2, 2008, the Company may redeem the Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of

Securities to be redeemed, the Redemption Price and the amount of accrued and unpaid cash interest, if any, payable on the Redemption Date.

         The Company shall give the notice to the Trustee provided for in this
Section 3.1 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

         Section 3.2 Selection of Securities to Be Redeemed. If less than all the outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

         Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company in writing of the Securities or portions of Securities to be redeemed.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (a)      the Redemption Date;

                  (b) the Redemption Price, or if then not ascertainable, the manner of calculation thereof, and accrued and unpaid cash interest, if any, or the amount of Contingent Cash Interest, if any, payable on the Redemption Date;

                  (c)      the Conversion Rate;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                  (g) if applicable, the election of the Company (which, subject to the provisions of Article 12 of the Indenture, shall be irrevocable) to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares with respect to any Security that may be converted after mailing of such notice prior to the Redemption Date;

                  (h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid cash interest, if any, or the Redemption Price and Contingent Cash Interest, if any;

                  (i) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (j) that, unless the Company defaults in making payment of such Redemption Price and any cash interest which is due and payable, Original Issue Discount or cash interest, including Contingent Cash Interest and semiannual interest, will cease to accrue on and after the Redemption Date;

                  (k)      the CUSIP number of the Securities; and

                  (l) any other information the Company desires, in its own discretion, to present.

         At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense; provided, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

         Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid cash interest, if any, or together with any Contingent Cash Interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued and unpaid cash interest, if any, or together with any Contingent Cash Interest, if any, to but not including the date of redemption) stated in the notice.

         Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or the Guarantor or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest (either cash interest or Contingent Cash Interest, if any) to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 12 hereof. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

         Section 3.7 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest (either cash interest or Contingent Cash Interest) with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         Section 3.8       Purchase of Securities at Option of the Holder.

                  (a) General. Securities shall be purchased by the Company pursuant to paragraph 7 of the Securities as of June 2, 2008, 2013, 2018, 2023 and 2028 (each, a "Purchase Date"), at the purchase price of $371.53 per $1,000 of Principal Amount at Maturity as of June 2,

2008, of $452.89 per $1,000 of Principal Amount at Maturity as of June 2, 2013, of $552.07 per $1,000 of Principal Amount at Maturity as of June 2, 2018, of $672.97 per $1,000 Principal Amount at Maturity as of June 2, 2023, and of $820.35 per $1,000 Principal Amount at Maturity as of June 2, 2028, in each case plus accrued and unpaid cash interest, if any, to the Purchase Date (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

                  (i) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                           (A) the certificate number of the Security which the Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof,

                           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture, and

                           (D)      in the event the Company elects, pursuant to
                  Section 3.8(b) hereof, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.8(d) hereof, whether such Holder elects (1) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (2) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10 hereof, fails to indicate such Holder's choice with respect to the election set forth in Section 3.8(a)(i)(D) hereof, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any, or together with any Contingent Cash Interest, if any,) as promptly as practicable following the later of the Purchase Date and the time of delivery of the Security, but in no event more than three Business Days following the later of the Purchase Date or the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
3.10 hereof.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.8(a) hereof may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Section 3.8(c) and (d) hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 3.8(e) hereof, whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages or amounts of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.8 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.8(d) hereof with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.8(b) or pursuant to Section 3.8(d) hereof in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by Section 3.8(e) hereof,

                  (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.8(d) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.8(e) hereof.

                  (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) hereof has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(e) hereof, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

                  (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) hereof has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

         Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued Original Issue Discount, cash interest or Contingent Cash Interest, if any, attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued Original Issue Discount, cash interest or Contingent Cash Interest, if any, through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the

Issue Price of the Security being purchased pursuant to the provisions hereof. If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.8(e) hereof, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to purchase the Securities pursuant to this Section 3.8 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (ii) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officers' Certificate from the Company and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under law or material contracts, and, in the case of such Officers' Certificate, stating that conditions (i), (ii),
         (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.8 through the issuance of shares of

Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day or, if not, then on the last Trading Day prior to such Business Day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 12.6, Section 12.7 or Section
12.8 hereof; subject, however, to the conditions set forth in Section 12.9 and
Section 12.10 hereof.

                  (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 16.2 hereof at the time specified in Section 3.8(c) or Section 3.8(d) hereof, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (i) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (ii) set forth the method of calculating the Market Price of the Common Stock; and

                  (iii) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price, the Conversion Rate and accrued and unpaid cash interest, including Contingent Cash Interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

                  (ii) whether the Company will pay the Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

                  (iii) the name and address of the Paying Agent and the Conversion Agent;

                  (iv) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 12 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (v) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and accrued and unpaid cash interest (or accrued and unpaid Contingent Cash Interest), if any;

                  (vi) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any cash interest payable or any Contingent Cash Interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (v);

                  (vii) the procedures the Holder must follow to exercise rights under this Section 3.8 and a brief description of those rights;

                  (viii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                  (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.8(a)(i)(D) or Section 3.10 hereof);

                  (x) that, unless the Company defaults in making payment of such Purchase Price and cash interest, if any, Original Issue Discount and cash interest, including Contingent Cash Interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (xi)     the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will issue a press release and publish such determination on the Company's web site on the World Wide Web or through such other public medium as the Company may use from time to time.

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

         The Company shall use its reasonable best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal United States securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

                  (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.8(c) hereof or for fractional interests as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section
3.11 hereof, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid interest or any Contingent Cash Interest, if any, with respect to all Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to
Section 3.8(d) hereof, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 3.9 Purchase of Securities at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control on or before June 2, 2008, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Securities (the "Change in Control Purchase Price"), as of the date that is no later than 30 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c) hereof.

         A "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% (other than Carl H. Lindner, S. Craig Lindner,

Carl H. Lindner III, Keith E. Lindner, their respective spouses, trusts for their benefit and heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, unless, after giving effect to such transaction, (1) our common stock ceases to be listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system for automated dissemination of quotations of securities prices or (2) less than 20% of the outstanding shares of our common stock remain beneficially owned by persons other than the Lindner family) of the voting power of the outstanding voting stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors of the Company on June 2, 2003 or (ii) was nominated for election to the Board of Directors of the Company with the approval of, or whose election to such Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

                  (b) Within 15 days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (i) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.9 must be given;

                  (iii)    the Change in Control Purchase Date;

                  (iv) the Change in Control Purchase Price and any accrued and unpaid cash interest payable with respect to the Securities as of the Change in Control Purchase Date;

                  (v) the name and address of the Paying Agent and the Conversion Agent;

                  (vi) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

                  (vii) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 12 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price and accrued and unpaid cash interest, if any;

                  (ix) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued and unpaid cash interest payable with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in Section 3.9(b)(viii) hereof;

                  (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.9;

                  (xi)     briefly, the conversion rights of the Securities;

                  (xii) the procedures for withdrawing a Change in Control Purchase Notice;

                  (xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price and cash interest, if any on Securities surrendered for purchase, Original Issue Discount and any cash interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                  (xiv)    the CUSIP number of the Securities.

                  (c) A Holder may exercise its rights specified in Section 3.9(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

                  (i) the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased;

                  (ii) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

         The delivery of such Security to the Paying Agent at any time after the delivery of the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.9 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.9, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.9 shall be consummated by the delivery of the consideration to be received by the Holder

(together with accrued and unpaid cash interest, if any) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.9.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.9(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10 hereof.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         The Company shall not be required to comply with this Section 3.9 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.9 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

         Section 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.8(a) or Section 3.9(c) hereof, as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest, with respect to such Security. Such Purchase Price or Change in Control Purchase Price which price reflects the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest, including Contingent Cash Interest, if any, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.8(a) or Section 3.9(c) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(a) or Section 3.9(c) hereof, as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (a) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted,

                  (b) the Principal Amount at Maturity of the Security or Securities with respect to which such notice of withdrawal is being submitted, and

                  (c) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.8(a)(i)(D) hereof.

         There shall be no purchase of any Securities pursuant to Section 3.8 hereof (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.9 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.11 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m., New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or the Guarantor or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4 hereof) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid cash interest and Contingent Cash Interest, if any, with respect to all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

         Section 3.12 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

         Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 15 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f) hereof), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or contingent interest, if any; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 hereof exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid contingent interest with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the second Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f) hereof).

                                   ARTICLE 4.
                                   COVENANTS

         Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities, and the Guarantor shall promptly make all payments in respect of the Guarantee, on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, cash interest and Contingent Cash Interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

         The Company and, as applicable, the Guarantor shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Section 4.2 SEC and Other Reports. If requested by the Trustee, each of the Company and the Guarantor shall deliver to the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which each of the Company and the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Each of the Company and the Guarantor also shall comply with the provisions of TIA Section 314(a); provided, that no report required thereby to be filed with the SEC need be so filed unless this Indenture is qualified under the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates of the Company).

         Section 4.3 Compliance Certificate. The Company and the Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officers' Certificate, stating whether or not, to the knowledge of the signers thereof, the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

         Section 4.5 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.2 hereof.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes.

         The Company will maintain in the United States an office or agency of the Bid Solicitation Agent. The Corporate Trust Office shall initially be such office or agency. The

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

Company shall give prompt written notice to the Trustee of the location, and of any change of the location, of such office or agency.

         Section 4.6 Delivery of Certain Information. At any time when the Company or the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company or the Guarantor will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

         Section 4.7 Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8 or Section 3.9 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section
3.8 and Section 3.9 hereof to be exercised in the time and in the manner specified in Section 3.8 and Section 3.9 hereof.

         Section 4.8 Waiver of Compliance. The Company and the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 4.1 to Section 4.7, inclusive, if before the time for such compliance the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding shall notify the Company and the Guarantor that they elect to either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE 5.
                              SUCCESSOR CORPORATION

         Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, nor will the Company permit any Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or persons, unless:

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

                  (a) either (i) the Company or such Subsidiary shall be the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Subsidiary substantially as an entirety (A) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The successor person formed by such consolidation or into which the Company or the applicable Subsidiary is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Subsidiary under this Indenture with the same effect as if such successor had been named as the Company or the applicable Subsidiary herein; and thereafter, except in the case of a lease and any obligations the Company or the applicable Subsidiary may have under a supplemental indenture pursuant to Section 12.14 hereof, the Company or the applicable Subsidiary shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.6 hereof, the Company, the applicable Subsidiary, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company and the applicable Subsidiary.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         Section 6.1       Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in payment of any cash interest or any Contingent Cash Interest and such default continues for 30 days;

                  (b) the Company defaults in the payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount and any cash interest, including any Contingent

Cash Interest, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                  (c) the Company or the Guarantor fails to comply with any of their respective agreements in the Security or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company and the Guarantor of a Notice of Default;

                  (d) default under any Debt, whether such Debt now exists or is created later, which default results in the acceleration of such Debt and the principal amount of all Debt so accelerated, together with all Debt due and payable but not paid prior to the end of any grace period, is $10,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 10 days after receipt by the Company and the Guarantor of a Notice of Default from the Trustee; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                  (e) the Company or the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or the Guarantor in an involuntary case or proceeding, or adjudicates the Company or the Guarantor insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or the Guarantor or for any substantial part of the property of the Company or the Guarantor; or

                  (iii) orders the winding up or liquidation of the Company or the Guarantor;

         and such order or decree remains unstayed and in effect for 60 days.

                  (g) except as permitted by this Indenture, the Guarantee is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than as provided in Section 16.12 to be in full force and effect on the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee.

         A Default under clause (c) or clause (d) above is not an Event of Default until the Trustee notifies the Company and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company, the Guarantor and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or clause (d) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

         Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f) in respect of the Company) occurs and is continuing, the Trustee by written Notice to the Company and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company, the Guarantor and the Trustee, may declare the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid cash interest, if any, or any Contingent Cash Interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) occurs in respect of the Company and is continuing, the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 hereof have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.7 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.4 Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(a) or (b), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 12. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.5 Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

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

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, or cash interest, including Contingent Cash Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 12 hereof, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7 hereof.

         Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash interest, including Contingent Cash Interest, Redemption Price, Purchase Price, Change in Control Purchase Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash interest, including Contingent Cash Interest, if any, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7 hereof) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

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

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7 hereof;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash interest, including Contingent Cash Interest, if any, or Redemption Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This
Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, cash interest, including Contingent Cash Interest, if any, Redemption Price, Purchase Price or Change in Control Purchase Price, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.
                                    TRUSTEE

         Section 7.1       Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

Subparagraphs (c)(i), (ii) and (iii) of this Section 7.1 shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 7.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.1 hereof, and, except as expressly excluded from this Indenture pursuant to said Section 7.1 hereof, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and may be sufficiently evidenced by a resolution of the Board of Directors of the Company;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                  (k) the Trustee may request that the Company or the Guarantor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign a Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                  (l) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11 hereof.

         Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

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

         Section 7.5 Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.1(a) or (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC (but only if this Indenture is then qualified under the TIA) and with each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

         Section 7.7       Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section 7.7, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at

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

Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, cash interest or Contingent Cash Interest, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f) hereof, the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7 hereof.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

         Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

         Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

         Section 8.1 Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) for cancellation or (b) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or the Indenture, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7 hereof, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate of the Company and Opinion of Counsel and at the cost and expense of the Company.

         Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

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

                                   ARTICLE 9.
                                   AMENDMENTS

         Section 9.1 Without Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b)      to comply with Article 5 or Section 12.14 hereof;

                  (c)      to evidence a successor to the Company or, subject to
Section 16.12, the Guarantor and the assumption of such successor to the obligation under this Indenture and the Securities;

                  (d) to secure the obligations of the Company or the Guarantor under the Securities and this Indenture;

                  (e) if permitted by this Indenture, to release the Guarantor from its obligations under this Indenture;

                  (f) to add to the Company's or the Guarantor's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company or the Guarantor;

                  (g) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act; or

                  (h) to make any change that does not adversely affect the rights of any Holders.

         Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company, the Guarantor and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (a) reduce the percentage in Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

                  (b) make any change in the manner or rate of accrual of Original Issue Discount or cash interest, including Contingent Cash Interest, reduce the rate of cash interest, including Contingent Cash Interest, referred to in paragraph 1 of the Securities, or extend the time for payment of Original Issue Discount or cash interest, including Contingent Cash Interest, if any, on any Security;

                  (c) reduce the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount or cash interest, with respect to any Security, or extend the Stated Maturity of any Security;

                  (d) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

                  (e) make any Security payable in money or securities other than that stated in the Security;

                  (f) make any change in this Section 9.2, except to increase any percentage set forth therein;

                  (g) make any change that adversely affects the right to convert any Security;

                  (h) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

                  (i) release the Guarantor of any obligation under this Indenture, except as permitted by or provided in this Indenture;

                  (j) change the provisions of this Indenture that relate to modifying or annexing this Indenture; or

                  (k) impair the right to institute suit for the enforcement of any payment with respect to the Securities or the Guarantee, or conversion of, the Securities.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Section 9.3 Compliance with TIA. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

         Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

         Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 16.4 hereof, a an Officers' Certificate of the Company and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE 10.
                                   GUARANTEE

         Section 10.1 Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees (the "Guarantee"), as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, upon repurchase at the option of a Holder or otherwise, of the principal of and premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation. The obligations of the Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; or (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them.

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

         The Guarantor further agrees that the Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

         Except as provided in Section 16.12, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing and except as provided in Section 16.12, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal and premium, if any, of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption, upon repurchase at the option of a Holder or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

         The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

         The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

         Section 10.2 No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or Guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

         Section 10.3 Consideration. The Guarantor has received, or will receive, direct or indirect benefits from the making of the Guarantee.

                                  ARTICLE 11.
                                   RESERVED

         Section 11.1      Reserved.

                                  ARTICLE 12.
                                  CONVERSION

         Section 12.1 Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock at any time prior to the close of business on June 2, 2033, subject to the provisions of this Article 12 and paragraph 9 of the Securities. Upon determination that Holders are or will be entitled to convert their Securities into Common Stock in accordance with paragraph 9 of the Securities, the Company will issue a press release and publish such determination on the Company's website or through such other public medium as the Company may use at that time. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 9 of the Securities.

         A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         The Holders' rights to convert Securities into shares of Common Stock is subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock, subject to the last sentence of this paragraph. The amount of cash to be paid pursuant to Section 12.2 hereof for each $1,000 Principal Amount at Maturity of a Security upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 3.3, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. The Company shall not pay cash in lieu of delivering shares of

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Common Stock upon the conversion of any Security pursuant to the terms of this
Article 12 (other than cash in lieu of fractional shares pursuant to Section
12.3 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into Common Stock or cash pursuant to
Section 3.2 hereof) and is continuing an Event of Default (other than a default in a cash payment upon conversion of such Security).

         Section 12.2 Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 9 in the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day following the Conversion Date. Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Trustee, written notice of whether such Security shall be converted into shares of Common Stock or paid in cash, unless the Company shall have previously delivered a notice of redemption pursuant to Section 3.3 hereof. If the Company shall have notified the Holder that all of such Security shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 12.3 hereof. Except as provided in the last sentence in the third paragraph of
Section 12.1 hereof, if the Company shall have notified the Holder that all or a portion of such Security shall be paid in cash, the Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 12.3 hereof. Except as provided in the last sentence in the third paragraph of Section 12.1 hereof, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph. If shares of Common Stock are delivered as consideration, then the person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 12. On conversion of a Security, that portion of accrued Original Issue Discount and cash interest, including Contingent Cash Interest, if any, attributable to the period from the Issue Date of the Security through but not including the Conversion Date, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof (except to the extent that semiannual and contingent interest are paid in cash as provided in paragraph 9 of the Securities); and such cash, if any, and/or the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for accrued Original Issue Discount and cash interest, including Contingent Cash Interest, if any, accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment in lieu of fractional shares) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued cash interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

         If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

         If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

         A Security surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion at any time during the applicable calendar quarter, (b) the Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, (c) a credit downgrade may be surrendered for conversion until the close of business on any Business Day during the period of the continuance of the credit downgrade as more fully described in paragraph 9 of the Security, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 9 of the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day; but in each of (a), (b), (c) and (d) above, in no event later than the close of business on June 2, 2033.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

         Section 12.3 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

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

         Section 12.4 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name and any income tax which is imposed on the Holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

         Section 12.5 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 12, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         Section 12.6 Adjustment for Change in Capital Stock. Except as set forth in Section 12.14 hereof, if, after the Issue Date of the Securities, the
Company:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other Capital Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

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

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 12 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 12.

         Section 12.7      Adjustment for Rights Issue. Except as set forth in
Section 12.14 and Section 12.19 hereof, if after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days of the Issue Date for each distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                 R' =      R (O + N)
                                     ------------------------
                                       (O + [(N x P)/M])

         where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 12.7 is being applied.

         N = the number of additional shares of Common Stock offered pursuant to the distribution.

         P = the offering price per share of the additional shares.

         M = the Average Sale Price, minus, in the event that there occurs (i) a distribution to which Section 12.6(d) applies or (ii) a distribution to which
Section 12.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 12.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.7 applies, the fair market value (on the record date for the distribution to which this Section 12.7 applies) of the

                           (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 12.6(d) distribution or

                           (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 12.8 distribution,

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

as the case may be.

         The Board of Directors of the Company shall determine fair market values for the purposes of this Section 12.7.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 12.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 12.7 if the application of the formula stated above in this Section 12.7 would result in a value of R' that is equal to or less than the value of R.

         Section 12.8      Adjustment for Other Distributions.

                  (a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets, excluding distributions of Capital Stock or equity interests referred to in
Section 12.8(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding
(x) distributions of Capital Stock referred to in Section 12.6 and distributions of rights, warrants or options referred to in Section 12.7 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 12.8(c), in accordance with the formula:

                                   R' = R x M
                                        -----
                                        M - F

         where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the Average Sale Price , minus, in the event that there occurs a distribution to which Section 12.6(d) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
Section 12.8(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.8(a) applies, the fair market value (on the record date for the distribution to which this Section 12.8(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 12.6(d) distribution.

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

         F = the fair market value (on the record date for the distribution to which this Section 12.8(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 12.8(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         The Board of Directors of the Company shall determine fair market values for the purposes of this Section 12.8(a).

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 12.8(a) applies.

         For purposes of this Section 12.8, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, exceeds the threshold percentage set forth in item
(i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

                  (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the Company of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any Contingent Cash Interest paid on a Security during the Ex-Dividend Measurement Period and the number of shares of Common Stock issuable upon conversion of a Security pursuant to Article 12 at the Conversion Rate in effect on the relevant Contingent Cash Interest Payment Date, then such cash dividend together with all Relevant Cash Dividends shall be deemed to be an Extraordinary Cash Dividend, and for purposes of applying the formula set forth in this Section 12.8(a), the value of "F" shall be equal to
         (y) the aggregate of the amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 12.8.

                  (ii) In making the determination required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 12.6 hereof.

                  (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

         where:

         R' = the adjusted Conversion Rate.

         R = the current Conversion Rate.

         M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

         F = the fair market value of the securities distributed in respect of each share of Common Stock in the distribution to which this Section 12.8(b) applies, which shall be determined by multiplying the number of securities distributed in respect of each share of Common Stock in the distribution by the average of the Post-Distribution Prices of those securities for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

         "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  (c) In the event that, with respect to any distribution to which Section 12.8 would otherwise apply, the difference "M-F" as defined in the formula set forth in Section 12.8

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

is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 12.8 shall not be made and in lieu thereof the provisions of
Section 12.14 shall apply to such distribution.

         Section 12.9 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

         All calculations under this Article 12 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

         Section 12.10 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 12.6, Section 12.7, Section 12.8 or Section 12.14 hereof if Securityholders may participate in the transaction. Such participation by Securityholders may include participation without conversion or upon conversion; provided, that if such participation is upon conversion, an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         Unless otherwise required by a provision of this Article 12, no adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible pursuant to this
Article 12 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         No adjustment will be made pursuant to this Article 12 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

         Section 12.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 12.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

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

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 12.6, Section
12.7 or Section 12.8 or Section 12.14 hereof.

         Section 12.13     Notice of Certain Transactions. If:

                  (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 12.6, Section 12.7 or
Section 12.8 hereof (unless no adjustment is to occur pursuant to Section 12.10 hereof); or

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 12.14; or

                  (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 12.14 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article 5 hereof (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall, no later than the closing date of such transaction, enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall, no later than the closing date of such transaction, join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder was not a constituent Person or an Affiliate of a constituent Person to such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section applies, neither Section 12.6 nor Section 12.7 hereof applies.

         If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of

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

Section 12.8 hereof, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

         Section 12.15 Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to
Section 12.3, Section 12.6, Section 12.7, Section 12.8, Section 12.9, Section 12.10, Section 12.14 or Section 12.17 hereof is conclusive.

         Section 12.16 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 12.14 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 12. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.16 as the Trustee.

         Section 12.17     Simultaneous Adjustments. In the event that this
Article 12 requires adjustments to the Conversion Rate under more than one of
Section 12.6, Section 12.7 or Section 12.8 hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section
12.6 hereof, second, the provisions of Section 12.8 hereof and, third, the provisions of Section 12.7 hereof.

         Section 12.18 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 12, any subsequent event requiring an adjustment under this Article 12 shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 12.19 Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 12 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). If such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the foregoing sections of this Article 12, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding anything in this Section 12.19 to the contrary, if a Holder of Securities exercising his right of conversion after the distribution of Rights pursuant to a Rights Agreement is not entitled to receive the Rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock to be issued upon conversion, the Conversion Rate will be adjusted for the distribution of such Rights pursuant to Section 12.8(a). If such an adjustment is made and such Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

                                  ARTICLE 13.
                               PAYMENT OF INTEREST

         Section 13.1 Interest Payments. Cash interest or Contingent Cash Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual or cash interest or Contingent Cash Interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the applicable Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, semiannual or cash interest or Contingent Cash Interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

         Section 13.2 Defaulted Interest. Except as otherwise specified with respect to the Securities, any semiannual or cash interest or Contingent Cash Interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall be paid by the Company, at its election in each case
(x) to the Holder as of Special Record Date, as determined in accordance with clause (a) below, or (y) in the manner set forth in clause (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.5 hereof not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this
Section 13.2.

                  (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Section 13.3 Interest Rights Preserved. Subject to the foregoing provisions of this Article 13 and Section 2.6 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semiannual or cash interest and Contingent Cash Interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                  ARTICLE 14.
                            CONTINGENT CASH INTEREST

         Section 14.1 Contingent Cash Interest. The Company shall make Contingent Cash Interest payments to the Holders of Securities, as set forth in
Section 14.2 below, during any six month period from June 3 to December 2 and from December 3 to June 2, beginning with the six-month period commencing on June 3, 2008 (each, a "Semiannual Period") if, but only if, the average of the Security Market Prices for the Applicable Five Trading Day Period equals 120% or more of the Relevant Value of such Security. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Maturity shall be calculated for any Semiannual Period, at a rate equal to a per annum rate of 1.25% of the Security Market Price for the Applicable Five Trading Day Period.

         As used in this Article 14, "Applicable Five Trading Day Period" means the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period. "Relevant Value" means the sum of the Issue Price and the accrued Original Issue Discount on such Security to the day immediately preceding the first day of the applicable Semiannual Period. "Security Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Securities

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

obtained by the Bid Solicitation Agent for $5,000,000 Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Securities Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 12.6, Section 12.7 or Section 12.8 hereof (subject to the conditions set forth in Section 12.8 and Section 12.10 hereof).

         The Original Issue Discount of the Securities will continue to accrue whether or not Contingent Cash Interest payments are made.

         Section 14.2 Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved. If payable, Contingent Cash Interest on a Security shall be paid to the Person who is the Holder of that Security on the 15th day preceding the last day of such Semiannual Period (the "Contingent Cash Interest Record Date"). Such payments shall be paid on the last day of the Semiannual Period (a "Contingent Cash Interest Payment Date"). Each payment of Contingent Cash Interest on any Security shall be paid (A) if such Security is held in the form of a Global Note, in the same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Note, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Note, interest payable on any Contingent Cash Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

         Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will issue a press release and publish such information on its website or through such other public medium as the Company may use at the time.

         The Company may unilaterally increase the amount of Contingent Cash Interest it is required to pay or pay interest or other amounts it is not obligated to pay but will have no obligation to do so.

         Section 14.3 Bid Solicitation Agent. The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Securities. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion; provided, however, that the Bid Solicitation Agent may not be an Affiliate of the Company.

                                  ARTICLE 15.
                                   TAX MATTERS

         Section 15.1 Tax Treatment. The parties hereto hereby agree, and each Holder and any beneficial holder of a Security by its purchase of a Security hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):

                  (a) to treat the Securities as indebtedness of the Company for all United States federal income tax purposes;

                  (b) to treat the Securities as debt instruments that are subject to U.S. Treasury Regulation section 1.1275-4(b); and

                  (c) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Security, or upon a purchase by the Company at the option of the Holder of a Security where the Company elects to pay in Common Stock, as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b).

         Section 15.2 Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the
Notes:

                  (a) for United States Federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as tax original issue discount ("Tax Original Issue Discount") according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b), using a comparable yield of 9.265%, compounded semiannually, and the projected payment schedule attached as Annex 1 to this Indenture;

                  (b) the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

                  (c) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security, by its purchase of a Security shall be deemed to acknowledge and agree, that (i) the comparable yield means the annual yield the Company would pay, as of the Issue Date, on a fixed rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the Securities, (ii) the projected payment schedule is determined on the basis of an assumption of linear growth of stock price and a constant growth in dividend yield, (iii) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b)(4) to the Security and (iv) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities.

                                  ARTICLE 16.
                                  MISCELLANEOUS

         Section 16.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. The Guarantor, in addition to performing its obligations under the Guarantee, shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

         Section 16.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

                  American Financial Group, Inc.
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention: Secretary
                  Telephone: (513) 579-2121
                  Facsimile: (513) 579-0108

         with a copy of any notice given pursuant to Article 6 hereof to:

                  Keating, Muething & Klekamp, P.L.L.
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention: Mark A. Weiss
                  Telephone: (513) 579-6599
                  Facsimile: (513) 579-6956

         if to the Guarantor:

                  American Financial Corporation
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention: General Counsel
                  Telephone: (513) 579-2121
                  Facsimile: (513) 579-0108

         with a copy of any notice given pursuant to Article 6 hereof to:

                  Keating, Muething & Klekamp, P.L.L.
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention: Mark A. Weiss
                  Telephone: (513) 579-6599

                  Facsimile: (513) 579-6956

         if to the Trustee:

                  U.S. Bank National Association
                  425 Walnut Street, 6th floor
                  Cincinnati, Ohio   45202
                  Attention: Corporate Trust Department
                  Telephone: (513) 632-4427
                  Facsimile: (513) 632-5511

         The Company, the Guarantor or the Trustee by notice given to the others in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the list of Securityholders maintained pursuant to Section 2.5 hereof and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company or the Guarantor mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 16.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA
Section 312(c).

         Section 16.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

                  (a) an Officers' Certificate of the Company or the Guarantor stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, such actions are authorized or permitted by this Indenture and that all such conditions precedent have been complied with.

         Section 16.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         Section 16.6 Separability Clause. In case any provision in this Indenture or in the Securities or the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 16.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 16.8 Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 16.8 shall be final and binding on the Company, the Guarantor and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

         Section 16.9 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

         Section 16.10 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE GUARANTEE.

         Section 16.11 No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company and the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 16.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of the Guarantor in this Indenture and the Securities shall bind its successor, provided, however, that in the event that the Guarantor shall merge with and into the Company, the Guarantee shall terminate and be of no further force or effect (provided that, in such event, the Securities shall remain obligations of the Company and the provisions of Article 5 hereof shall be complied with).

         Section 16.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                           AMERICAN FINANCIAL GROUP, INC., as
                           Issuer

                           By: ________________________________
                               Name:
                               Title:

                           AMERICAN FINANCIAL CORPORATION, as
                           Guarantor

                           By: ________________________________
                               Name:
                               Title:

                           U.S. BANK NATIONAL ASSOCIATION, as
                           Trustee

                           By: ________________________________
                               Name:
                               Title:

                                     ANNEX 1
                           Projected Payment Schedule*

                                               Projected Interest Payment per
                                          $1,000 Principal Amount at Maturity of
       Period Ending                                      Notes*
--------------------------------------------------------------------------------
           12/2/03                                      $    7.43
--------------------------------------------------------------------------------
            6/2/04                                           7.43
--------------------------------------------------------------------------------
           12/2/04                                           7.43
--------------------------------------------------------------------------------
            6/2/05                                           7.43
--------------------------------------------------------------------------------
           12/2/05                                           7.43
--------------------------------------------------------------------------------
            6/2/06                                           7.43
--------------------------------------------------------------------------------
           12/2/06                                           7.43
--------------------------------------------------------------------------------
            6/2/07                                           7.43
--------------------------------------------------------------------------------
           12/2/07                                           7.43
--------------------------------------------------------------------------------
            6/2/08                                           7.43
--------------------------------------------------------------------------------
           12/2/08                                           0.00
--------------------------------------------------------------------------------
            6/2/09                                           0.00
--------------------------------------------------------------------------------
           12/2/09                                           0.00
--------------------------------------------------------------------------------
            6/2/10                                           0.00
--------------------------------------------------------------------------------
           12/2/10                                           0.00
--------------------------------------------------------------------------------
            6/2/11                                           3.09
--------------------------------------------------------------------------------
           12/2/11                                           3.23
--------------------------------------------------------------------------------
            6/2/12                                           3.38
--------------------------------------------------------------------------------
           12/2/12                                           3.53
--------------------------------------------------------------------------------
            6/2/13                                           3.70
--------------------------------------------------------------------------------
           12/2/13                                           3.87
--------------------------------------------------------------------------------
            6/2/14                                           4.04
--------------------------------------------------------------------------------
           12/2/14                                           4.23
--------------------------------------------------------------------------------
            6/2/15                                           4.42
--------------------------------------------------------------------------------
           12/2/15                                           4.63
--------------------------------------------------------------------------------
            6/2/16                                           4.84
--------------------------------------------------------------------------------
           12/2/16                                           5.06
--------------------------------------------------------------------------------
            6/2/17                                           5.29
--------------------------------------------------------------------------------
           12/2/17                                           5.54
--------------------------------------------------------------------------------
            6/2/18                                           5.79
--------------------------------------------------------------------------------
           12/2/18                                           6.06
--------------------------------------------------------------------------------
            6/2/19                                           6.34
--------------------------------------------------------------------------------
           12/2/19                                           6.63
--------------------------------------------------------------------------------
            6/2/20                                           6.93
--------------------------------------------------------------------------------
           12/2/20                                           7.25
--------------------------------------------------------------------------------
            6/2/21                                           7.58
--------------------------------------------------------------------------------
           12/2/21                                           7.93
--------------------------------------------------------------------------------

                                   Annex 1-1

            6/2/22                                           8.29
--------------------------------------------------------------------------------
           12/2/22                                           8.68
--------------------------------------------------------------------------------
            6/2/23                                           9.07
--------------------------------------------------------------------------------
           12/2/23                                           9.49
--------------------------------------------------------------------------------
            6/2/24                                           9.93
--------------------------------------------------------------------------------
           12/2/24                                          10.38
--------------------------------------------------------------------------------
            6/2/25                                          10.86
--------------------------------------------------------------------------------
           12/2/25                                          11.36
--------------------------------------------------------------------------------
            6/2/26                                          11.88
--------------------------------------------------------------------------------
           12/2/26                                          12.43
--------------------------------------------------------------------------------
            6/2/27                                          13.00
--------------------------------------------------------------------------------
           12/2/27                                          13.59
--------------------------------------------------------------------------------
            6/2/28                                          14.22
--------------------------------------------------------------------------------
           12/2/28                                          14.87
--------------------------------------------------------------------------------
            6/2/29                                          15.55
--------------------------------------------------------------------------------
           12/2/29                                          16.27
--------------------------------------------------------------------------------
            6/2/30                                          17.02
--------------------------------------------------------------------------------
           12/2/30                                          17.80
--------------------------------------------------------------------------------
            6/2/31                                          18.62
--------------------------------------------------------------------------------
           12/2/31                                          19.47
--------------------------------------------------------------------------------
            6/2/32                                          20.37
--------------------------------------------------------------------------------
           12/2/32                                          21.30
--------------------------------------------------------------------------------
        Terminal Value at Maturity                      $3,750.67
-------------------------------------------------------------------------

* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

                                   Annex 1-2

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO ARTICLE 15 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS AND, FOR PURPOSES OF THE REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE REGULATIONS, WITH RESPECT TO THE SECURITIES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 9.265% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS ANNEX 1. YOU MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD, AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY AT (513) 579-2121 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMERICAN FINANCIAL GROUP, INC., ONE EAST FOURTH STREET, CINCINNATI, OHIO 45202.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO

                                     A-1-1

TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER (X) THE LATER OF THE LAST DAY SECURITIES OF THIS ISSUE WERE ISSUED AND (Y) THE LAST DATE ON WHICH AMERICAN FINANCIAL GROUP, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF ANY HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-1-2

                         AMERICAN FINANCIAL GROUP, INC.
                        Senior Convertible Note due 2033

No. A-1                                     CUSIP:  025932 AC 8
Issue Date:  June 2, 2003
Issue Price:  $371.53                       Original Issue Discount:  $628.47
(for each $1,000 Principal                  (for each $1,000 Principal
Amount at Maturity)                         Amount at Maturity)

         AMERICAN FINANCIAL GROUP, INC., an Ohio corporation (herein called the "Company"), promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of Four Hundred Seventy-One Million and Twenty-Five Thousand Dollars ($471,025,000) on June 2, 2033.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  June 2, 2003                         AMERICAN FINANCIAL GROUP, INC.

                                             By:______________________________
                                             Title:

                                             By:______________________________
                                             Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

U.S. Bank National Association,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
      Authorized Officer

                                     A-1-3

                    [FORM OF REVERSE SIDE OF ALL SECURITIES]
                        Senior Convertible Notes due 2033

1.       Interest.

         The Company promises to pay interest in cash on the Principal Amount at Maturity of this Note at the rate per annum of 1.4861% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until June 2, 2008. During such period, the Company will pay cash interest semiannually in arrears on June 2 and December 2 of each year (each an "Interest Payment Date") to Holders of record at the close of business on the Business Day prior to each May 18 or November 17 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

         After June 2, 2008, this Security shall not bear interest, except as specified in this paragraph or in paragraph 5 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if cash interest (including semiannual or Contingent Cash Interest, if any) due hereon or any portions of such cash interest is not paid when due in accordance with paragraph 5 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount or cash interest.

         Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 4.00% per annum beginning on June 2, 2008, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay cash interest from the Issue Date until June 2, 2008, as more fully described in paragraph 1 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, in certain circumstances, provided for in the Indenture, the Company may make such cash payments by check payable in such money.

                                     A-1-4

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially, US Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the United States, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities pursuant to an Indenture dated as of June 2, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured and unsubordinated obligations, of the Company, limited to $471,025,000 aggregate Principal Amount at Maturity ($538,315,000 aggregate Principal Amount at Maturity if the Initial Purchasers exercise their option to purchase additional Securities) (subject to Section 2.7 of the Indenture). The Indenture does not limit other indebtedness of the Company or the Guarantor, secured or unsecured.

5.       Contingent Cash Interest.

         Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay Contingent Cash Interest to the Securityholders during any Semiannual Period, with the initial six-month period commencing on June 3, 2008, if, but only if, the average of the Security Market Prices for the Applicable Five Trading Day Period equals 120% or more of the Relevant Value of such Security.

         Contingent Cash Interest, if any, will accrue and be payable to holders of this Security as of the Contingent Cash Interest Record Date. Original Issue Discount will continue to accrue at 4.00% whether or not Contingent Cash Interest is paid.

         The amount of Contingent Cash Interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Semiannual Period of the applicable Contingent Cash Interest Period shall be at a rate equal to a per annum rate of 1.25% of the Security Market Price for the Applicable Five Trading Day Period.

         Upon determination that Securityholders will be entitled to receive Contingent Cash Interest during a Semiannual Period, the Company shall issue a press release and publish such information on its web site or through such other public medium it may use at the time.

                                     A-1-5

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable for cash as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below; provided, that the Securities are not redeemable prior to June 2, 2008.

         The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table to, but not including, the Redemption Date and any accrued and unpaid cash interest.

                  [Remainder of page intentionally left blank]

                                     A-1-6

                                                           (2)                    (3)
                                    (1)             Accrued Original       Redemption Price
 Redemption Date             Note Issue Price        Issue Discount            (1) + (2)
 ---------------             ----------------        --------------            ---------
June 2,
2008.....................         $371.53              $    0.00              $  371.53
2009.....................          371.53                  15.01                 386.54
2010.....................          371.53                  30.63                 402.16
2011.....................          371.53                  46.87                 418.40
2012.....................          371.53                  63.78                 435.31
2013.....................          371.53                  81.36                 452.89
2014.....................          371.53                  99.66                 471.19
2015.....................          371.53                 118.70                 490.23
2016.....................          371.53                 138.50                 510.03
2017.....................          371.53                 159.11                 530.64
2018.....................          371.53                 180.54                 552.07
2019.....................          371.53                 202.85                 574.38
2020.....................          371.53                 226.05                 597.58
2021.....................          371.53                 250.19                 621.72
2022.....................          371.53                 275.31                 646.84
2023.....................          371.53                 301.44                 672.97
2024.....................          371.53                 328.63                 700.16
2025.....................          371.53                 356.92                 728.45
2026.....................          371.53                 386.35                 757.88
2027.....................          371.53                 416.96                 788.49
2028.....................          371.53                 448.82                 820.35
2029.....................          371.53                 481.96                 853.49
2030.....................          371.53                 516.44                 887.97
2031.....................          371.53                 552.32                 923.85
2032.....................          371.53                 589.64                 961.17
At stated maturity.......          371.53                 628.47               1,000.00

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices, plus accrued and unpaid cash interest, if any, per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Purchase Date                     Price Purchase
-------------                     --------------
June 2, 2008                          $371.53

June 2, 2013                           452.89

June 2, 2018                           552.07

June 2, 2023                           672.97

June 2, 2028                           820.35

                                     A-1-7

         The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 30 Business Days after the occurrence of a Change in Control of the Company on or prior to June 2, 2008, but in no event prior to the date on which such a Change in Control occurs, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest, including Contingent Cash Interest, if any, to but not including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount or cash interest (including Contingent Cash Interest), if any, shall cease to accrue on such Securities (or portions thereof) on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid cash interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount or cash interest (including Contingent Cash Interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000

                                     A-1-8
of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

         Conversion Based on Sale Price of Common Stock. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Securities into Common Stock on a Conversion Date if the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the most recently ended fiscal quarter, commencing with the quarter ending September 30, 2003, is greater than the conversion trigger price per share. The "conversion trigger price" for any fiscal quarter shall be 120% of the accreted conversion price per share (calculated without giving effect to accrued cash interest, if any) of Common Stock on the last day of such calendar quarter. If the foregoing condition is satisfied, then the Securities will be convertible on any Business Day during the following calendar quarter at the option of the Holder.

         The "accreted conversion price per share" of Common Stock as of any day equals the quotient of:

                  - the Issue Price plus accrued Original Issue Discount that day, divided by

                  - the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day pursuant to this paragraph 9 and Article 12 of the Indenture.

         Conversion Based on Credit Ratings Downgrade. Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, the Securities shall be convertible into Common Stock at the election of a Holder on a Conversion Date at any time that (a) the credit rating assigned to the Securities by Moody's Investors Service Inc. and its successors ("Moody's") is Ba2 or lower or the credit rating assigned to the Securities by Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies Inc. and its successors ("Standard & Poor's") is BB or lower, or (b) the Securities are no longer rated by either or both of Moody's or Standard & Poor's, or (c) either or both of Moody's or Standard & Poor's have suspended or withdrawn their ratings of the Securities.

         Conversion upon Redemption. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, but such Securities may be surrendered for conversion only until the close of business on the second Business Day immediately preceding the Redemption Date.

         Conversion Upon Certain Distributions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 12.7 of the

                                     A-1-9

Indenture, or a dividend or a distribution described in Section 12.8 of the Indenture and, in the case of a dividend or distribution described in Section
12.8 of the Indenture, the fair market value, per share, of such dividend or distribution per share of Common Stock exceeds 10% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

         Conversion Upon Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger, binding share exchange or a transfer of all or substantially all of the assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 11.5016 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in the case of certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Securities for conversion will expire at the close of business on June 2, 2033.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (d) pay any transfer or similar taxes, if required.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, accrued Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, attributable to the period from the Issue Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in

                                     A-1-10
full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         Notwithstanding the foregoing, accrued cash interest, if any, will be payable upon any conversion of a Security at the option of the Holder made concurrently with or after acceleration of the Security following an Event of Default. Holders of a Security surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion, and such Security upon surrender must be accompanied by funds equal to the amount of such payment, unless such Security has been called for redemption, in which case no such payment shall be required.

         If Contingent Cash Interest is payable to Holders during any particular six-month period, and such Security is converted after the applicable accrual therefor and prior to the next succeeding Interest Payment Date, Holders at the close of business on the accrual date will receive the Contingent Cash Interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion. A Security, upon surrender for conversion, must be accompanied by funds equal to the amount of Contingent Cash Interest payable on the principal amount of the Security so converted, unless such Security has been called for redemption, in which case no such payment shall be required.

         The Conversion Rate will be adjusted in accordance with Article 12 of the Indenture for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the Issue Date at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions) and certain rights pursuant to shareholder rights plans. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

                                     A-1-11

10.      [INTENTIONALLY OMITTED.]

11.      [INTENTIONALLY OMITTED.]

12.      Defaulted Interest.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, and such Defaulted Interest shall be paid by the Company as provided for in Section 13.2 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

14.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, a Holder entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (b) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity or inconsistency, or to comply

                                     A-1-12
with Article 5 or Section 12.14 of the Indenture, to secure the Company's or the Guarantor's obligations under this Security or to add to the Company's or the Guarantor's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company or the Guarantor, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or, if permitted by the Indenture, to release the Guarantor from its obligations under the Indenture or to make any change that does not adversely affect the rights of any Holders.

17.      Defaults and Remedies.

         Under the Indenture, Events of Default include (a) default in payment of any cash interest or any Contingent Cash Interest when and after such default continues for 30 days; (b) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable;
(c) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (d) default in the payment of any principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10,000,000, and such acceleration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default, subject to notice and lapse of time; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (e) certain events of bankruptcy or insolvency involving the Company or the Guarantor and (f) except as permitted under the Indenture, the Guarantee is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, denies or disaffirms its obligations under the Guarantee. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company or the Guarantor are Events of Default which will result in the Issue Price plus Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest on the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (a) or (b) above) if it determines that withholding notice is in their interests.

18.      Trustee Dealings with the Company and the Guarantor.

         Subject to certain limitations imposed by the TIA, if applicable, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities

                                     A-1-13
and may otherwise deal with and collect obligations owed to it by the Company and the Guarantor or their Affiliates and may otherwise deal with the Company and the Guarantor or their Affiliates with the same rights it would have if it were not Trustee.

19.      No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      Guarantee.

         This Security will be entitled to the benefits of a certain Guarantee made for the benefit of the Holder. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

21.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

22.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND THE GUARANTEE.

                                     A-1-14

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  American Financial Group, Inc.
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention:  General Counsel

                                     A-1-15

                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________

________________________________________________

(Insert assignee's soc. sec. or tax ID no.)

________________________________________________

________________________________________________

________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer
this Security on the books of the Company.
The agent may substitute another to act for him.

               CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                     [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$_______________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________

________________________________________________
(Insert other person's soc. sec. or tax ID no.)

________________________________________________

________________________________________________

________________________________________________

________________________________________________
(Print or type other person's name, address and zip code)

                                     A-1-16

_______________________________________________________________________________

Date:  _____________________  Your Signature:__________________________________

_______________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                     A-1-17

                                   EXHIBIT A-2

                     [FORM OF FACE OF CERTIFICATED SECURITY]

         FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO ARTICLE 15 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (i) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS AND, FOR PURPOSES OF THE REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (ii) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE REGULATIONS, WITH RESPECT TO THE SECURITIES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 9.265% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS ANNEX 1. YOU MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD, AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY AT (513) 579-2121 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMERICAN FINANCIAL GROUP, INC., ONE EAST FOURTH STREET, CINCINNATI, OHIO 45202.

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF (X) THE LAST DAY SECURITIES OF THIS ISSUE WERE ISSUED AND (Y) AND THE LAST DATE ON WHICH AMERICAN FINANCIAL GROUP, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE

                                     A-2-1

OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF ANY HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-2-2

                         AMERICAN FINANCIAL GROUP, INC.
                        Senior Convertible Note due 2033

No. A-1                                    CUSIP: 025932 AC 8
Issue Date: June 2, 2003
Issue Price: $371.53                       Original Issue Discount: $628.47
(for each $1,000 Principal                 (for each $1,000 Principal
Amount at Maturity)                        Amount at Maturity)

         AMERICAN FINANCIAL GROUP, INC., an Ohio corporation (herein called the "Company"), promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of Four Hundred Seventy-One Million and Twenty-Five Thousand Dollars ($471,025,000) on June 2, 2033.

         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated: June 2, 2003                         AMERICAN FINANCIAL GROUP, INC.

                                            By: ______________________________
                                                Title:

                                            By: ______________________________
                                                Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

___________________________________,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:______________________________
        Authorized Officer

                                     A-2-3

           [Form of Reverse Side of Certificated Security is the same the Form of Reverse Side of Global Security]

                                      A-2-4

                                   EXHIBIT B-1

                              TRANSFER CERTIFICATE

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) (or any successor provision) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned registered owner of this Security hereby certifies with respect to $471,025,000 Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [ ] The transfer of the Surrendered Securities is made to the Company or any subsidiary of the Company; or

         [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

         and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         [ ]      The transferee is an Affiliate of the Company.

DATE: _____________________                      ______________________________
                                                         Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)